AMENDMENT DATED NOVEMBER 12, 2002
                         TO THE BYLAWS OF
               FRANKLIN STRATEGIC MORTGAGE PORTFOLIO
                           (THE "TRUST")

WHEREAS, Article IX, Section 2 of the Bylaws provides that the Bylaws may be amended by the Board of Trustees; and

WHEREAS, by resolution dated November 12, 2002, the Board authorized the Bylaws to be amended as set forth below.

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1. The first sentence of Article V, Section 1 is replaced in its entirety as follows:

      The officers of the Trust shall be a Chief Executive Officer - Investment Management, a Chief Executive Officer - Finance and Administration, a President, a Secretary and a Treasurer.

2. Article V, Section 6 is replaced in its entirety as follows:

      Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an Officer is elected, shall if present preside at meetings of the Board of Trustees and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the Officers of the Trust and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Trustees or prescribed by the Bylaws.

3. The following Sections are added to Article V:

      Section 11. CHIEF EXECUTIVE OFFICER - INVESTMENT MANAGEMENT. The Chief Executive Officer - Investment Management shall be responsible for the portfolio investments of the Trust, and shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

      Section 12. CHIEF EXECUTIVE OFFICER - FINANCE AND ADMINISTRATION. The Chief Executive Officer - Finance and Administration shall be the principal executive officer of the Trust, shall be responsible for the financial accounting and administration of the Trust, and shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

Adopted and approved as of November 12, 2002 pursuant to authority delegated by the Board.


/s/Steven Gray
[Signature]

/s/STEVEN J. GRAY
-----------------
[Name]

ASSISTANT SECRETARY
-------------------
[Title]